EXHIBIT 23.4(b)

CONVERTIBLE DEBENTURES AND WARRANTS PURCHASE AGREEMENT

Between

Transmeridian Exploration, Inc.

and

the Investors Signatory Hereto

CONVERTIBLE DEBENTURES AND WARRANTS PURCHASE AGREEMENT, dated as of August 5, 2002 (the “Agreement”), between the Investors signatory hereto (each an “Investor” and together the “Investors”) and Transmeridian Exploration, Inc., a corporation organized and existing under the corporate law of the State of Delaware, United States of America (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase, in the aggregate, (i) $400,000 of 7% Convertible Debentures, and (ii) warrants to purchase 200,000 shares of Common Stock $.001 par value share (the “Warrants”).

WHERESAS, the Convertible Debentures shall have a maturity of two years (unless converted sooner) and bear interest at 7% per annum and shall be convertible into common stock at the discretion of the Investor, as more fully set forth in the Convertible Debenture attached as Exhibit A to this Agreement;

WHEREAS, the Warrant shall be exerciseable for a period of 3 years at a price equal to 120% of the closing bid price on the day immediately preceding the First Closing Date, as more fully set forth in the Warrant attached as Exhibit B to this Agreement; and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and/or 4(6) (“Section 4(6)”) of the Securities Act and/or Regulation D and the other rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

Purchase and Sale of Convertible Debentures and Warrants

Investment.

First Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, in the aggregate, US$200,000 of Convertible Debentures, convertible into shares of common stock (“Common Stock”) of the Company, together with the Warrants. Each Investor shall deliver to the Escrow Agent immediately, available funds in the proportionate amount of the aggregate Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver certificates evidencing a Stated Value of Convertible Debentures equal to said Purchase Price and the Warrants to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement. Upon satisfaction of the conditions set forth in Section 1.1(c), the first Closing shall occur at the offices of the Escrow Agent, at which time the Escrow Agent (x) shall release the Convertible Debentures and the Warrants to the Investors, and (y) shall release such Purchase Price (after all fees have been paid as set forth in the Escrow Agreement), pursuant to the terms of the Escrow Agreement.

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Second Closing. Upon the effectiveness of the registration statement registering the shares of Common Stock issuable upon conversion of the Convertible Debentures and those issuable upon exercise of the Warrants (the “Registration Statement”) subject to the terms and conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, in the aggregate, US$200,000 of Convertible Debentures, convertible into shares of Common Stock of the Company. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the aggregate Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver certificates evidencing a Stated Value equal to said Purchase Price to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement. Upon satisfaction of the conditions set forth in Section 1.1(c), the second Closing shall occur at the offices of the Escrow Agent, at which time the Escrow Agent (x) shall release the Convertible Debentures to the Investors, and (y) shall release such Purchase Price (after all fees have been paid as set forth in the Escrow Agreement), pursuant to the terms of the Escrow Agreement.

Each Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

At the first Closing, acceptance and execution by the Company and by the Investors, of this Agreement, the Registration Rights Agreement, attached as Exhibit C hereto and the Escrow Agreement;

delivery into escrow by each Investor of immediately available funds in the amount of the Purchase Price as indicated and set forth on the signature page hereto;

all representations and warranties of the Investors contained herein shall remain true and correct as of each Closing Date;

all representations and warranties of the Company contained herein shall remain true and correct as of each Closing Date;

the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Convertible Debentures and Warrants, or shall have the availability of exemptions therefrom;

the sale and issuance of the Convertible Debentures and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Convertible Debentures and the Warrants upon the conversion or exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

delivery of the applicable original fully executed certificates of the Convertible Debentures and the Warrants to the Escrow Agent;

delivery of the opinion of Carter Holmes, LLP, counsel to the Company, in the form of Exhibit D hereto;

at the First Closing, delivery to the Escrow Agent of the Irrevocable Instructions to Transfer Agent in the form attached hereto as Exhibit E hereto;

there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

at the Second Closing, the Registration Statement registering the Common Stock underlying the securities (400% of the shares underlying the Convertible Debentures and 100% of the shares underlying the Warrants) will be registered for resale as soon as possible after the Closing Date and shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to such Closing Date;

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at the First Closing, up to $1,000,000 worth of shares of Common Stock (the “Pledged Shares”) shall be placed in escrow with the Investor’s representative pursuant to the Stock Pledge Agreement attached as Exhibit F, hereto. The obligations of the Company set forth below under “Registration Rights” will be secured by a pledge of such shares, which Pledged Shares shall have been held for at least two years by one or more existing shareholders of the Company. Such pledgors shall waive all rights of subrogation against the Company in respect of the pledge and such shares shall be Rule 144(k) eligible. If a registration statement covering the shares issuable upon conversion of the Convertible Debentures and exercise of the warrants has not been declared effective within 120 days following the Closing Date, the Investor shall have the right, but not the obligation, to acquire the pledged shares in partial satisfaction of the Company’s obligations under the Convertible Debentures;

at Closing, the Company shall be listed on the OTC Bulletin Board, NASDAQ, New York Stock Exchange or American Stock Exchange; and,

Prior to the First Closing, the Company shall hire an I.R. firm, acceptable to the Investors, to increase public awareness.

Optional Conversion. Investors shall have the following conversion rights:

(a) Conversion Terms. The Convertible Debentures will be convertible, in whole or in part, into shares of Common Stock.

(b) Right to Convert; Conversion Price. Subject to the terms, conditions and restrictions herein and commencing on the date of issuance, each Investor shall have the right to convert each such Convertible Debenture into that number of shares of Common Stock (“Conversion Shares”) at a price equal to the lesser of: (i) 100% of the average of the closing bid prices (as reported by Bloomberg Financial L.P. at 4:02 p.m. ET on the Principal Market) of the Common Stock on the five trading days immediately preceding the Closing Date and (ii) 85% of the average of the three lowest closing bid prices (as reported by Bloomberg Financial L.P. at 4:02 p.m. ET on the Principal Market) of the Common Stock during the twenty trading days immediately preceding the Conversion Date.

(i) If, upon any conversion of the Convertible Debentures by an Investor, if the Company’s issuance of Conversion Shares would cause it to violate any listing requirement of the Principal Market, then in lieu of such stock issuance, the Company shall pay such Investor, within five (5) calendar days, cash in an amount equal to the highest Bid Price of the Common Stock during the period commencing on Conversion Date and ending on the Trading Day payment is actually delivered multiplied by the number of shares which would otherwise have been issuable upon such conversion. The Company shall be liable for the liquidated damages as set forth in the Section 1.2 (c) herein for any failure to make such payments to the Investor within the specified period of time.

(ii) Except for sales of its securities pursuant to the exercise of options granted or to be granted under an employee benefit plan which plan has been approved by the Company’s stockholders, if during the period beginning on the date herof and ending when the Investor no longer holds any Convertible Debentures (the “MFN Period”), the Company sells any shares of its Common Stock at a per share selling price (“Per Share Selling Price”) lower than the Set Price per share, then the Set Price shall be adjusted downward to equal such lower Per Share Selling Price. The Company shall give to each Investor written notice of any such sale within 24 hours of the closing of such sale.

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(A) For purposes of this Section 1.2 (a)(ii), the term “Per Share Selling Price” shall mean the amount actually paid by third parties for each conversion share or share of Common Stock upon reset or adjustment. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities (“derivative securities”) under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the sale of Common Stock shall be deemed to have occurred at the time of the issuance of the derivative securities and the Per Share Selling Price of the Common Stock covered by thereby shall also include the exercise or conversion price thereof (in addition to the consideration per underlying Conversion Share received by the Company upon such sale or issuance of the derivative security). In case of any such security issued within the MFN Period in a “Variable Rate Transaction” or an “MFN Transaction” (each defined below), the Per Share Selling Price shall be deemed to be the lowest conversion, exercise or reset price at which such securities are converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

(B) For the purpose of Section 1.1 (a)(ii), the term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (1) any debt or equity securities that are convertible into, Conversionable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or Conversion rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a conversion, exercise or Conversion price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

(C) For the purposes of Section 1.1 (a)(ii), the term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “new Offering”) which grants to an investor (the “New Investor”) the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to the New Investors in the New Offering,

(iii) In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 3 shall be applied in a fair equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

(iv) In no event shall an Investor be permitted to covert their Convertible Debentures into Conversion Shares to the extent that (x) the number of shares of Common Stock beneficially owned by such Investor (other than Conversion Shares) plus (y) the number of Conversion Shares, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of the Debentures held by such Investor after application of this subsection. As used herein, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this sub-section applies, the determination of whether the Debenture is convertible (in relation to other securities owned by the Investor) and of which a portion of the Convertible Debentures is convertible shall be in the sole discretion of such Investor, and the submission of a Conversion Notice shall be deemed to be such Investor’s determination whether the Debentures are convertible (in relation to other securities owned by such Investor) and of which portion of the Debentures is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of an Investor to convert their Debentures at such time as such conversion will not violate the provisions of this sub-section. The provisions of this sub-section may be waived by the Investor in the Convertible Debentures upon, at the election of the Investor, not less than 65 calendar days’ prior notice to the Company, and the provisions of this sub-section shall continue to apply until such 65th day (or, as determined by such Investor, such later date as may be specified in such notice of waiver). No conversion of the Debentures in violation of this sub-section but otherwise in accordance with this Certificate of Designations shall affect the status of the Conversion Shares as validly issued, fully-paid and non-assessable.

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(b) Conversion Notice. The right of conversion shall be exercised by the Investor thereof by giving written notice (the “Conversion Notice”) to the Company, by facsimile or by registered mail or overnight delivery service, that the Investor elects to convert a specified number Convertible Debentures representing a specified aggregate Stated Value thereof into Conversion Shares and, if, and only if, such conversion will result in the conversion of all of such Investor’s Debentures, by surrender of a certificate or certificates for the Debentures so to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Investors of the Debentures) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the aggregate Stated Value of the Debentures to be converted, and a calculation of (i) the Market Price, (ii) the Conversion Price, and (iii) the number of Conversion Shares. Such calculations by the Investor shall be conclusive except for manifest error.

(c) Issuance of Certificates; Time Conversion Effected.

(i) Promptly, but in no event more than three (3) Trading Days, after the receipt of the Conversion Notice referred to in Section 1.1 (c) and, if applicable, surrender of the certificate or certificates for the Debentures to be converted (if required), the Company shall issue and deliver, or cause to be issued and delivered, to the Investor, registered in such name or names as such Investor may direct, a certificate or certificates for the number of whole Conversion Shares into which such Debentures have been converted. Such conversion shall be deemed to have been effected on the date on which such Conversion Notice shall have been received by the Company and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice, and at such time the rights of the Investor of such Debentures shall cease, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Issuance of the Conversion Shares which are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

(ii) The Company understands that a delay in the issuance and delivery of the Conversion Shares (without legends, if issued during any periods that the Registration Statement is effective or sales may be made pursuant to Rule 144) beyond three (3) Trading Days could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor late issuance and delivery of Conversion Shares (without legends, if issued during any periods that the Registration Statement is effective or sales may be made pursuant to Rule 144) or payment of cash, as the case may be, in accordance with the following schedule (where “Number Trading Days Late” is defined as the number of Trading Days beyond three (3) Trading Days from the date of receipt by the Company of the Conversion Notice).

Warrants.     On the Closing Date, the Investor shall receive Warrants to purchase 200,000 shares of Common Stock with an exercise price per share equal to 120% of the closing bid price on the trading day immediately preceding the Closing Date. The Warrants will expire on the third anniversary of the Closing Date. The Warrant shall be in the form of Exhibit B hereto. The shares of Common Stock underlying the Warrants shall be registered for resale on the Registration Statement for resale by the Investors pursuant to the Registration Rights Agreement.

Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to this Agreement and the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that a breach by either party of this Agreement or exhibits hereto, (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such agreements bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure of the Company to timely cause the registration of the Registrable Securities or to deliver stock certificates upon any conversion, and (c) the parties are sophisticated businesses and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Representations and Warranties of Each Investor

Each Investor, severally and not jointly, represents and warrants to the Company that:

Organization.     The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Intent.     The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Debentures, and the Warrants or any Conversion Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Convertible Debentures, the Warrants and the underlying Common Stock. The Investor has been represented by counsel of its choice. The Investor acknowledges that an investment in the Convertible Debentures, the Warrants and the underlying Common Stock is speculative and involves a high degree of risk.

Authority.     This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by the Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Not an Affiliate. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Absence of Conflicts. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor or (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor’s investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Representations and Warranties of the Company

The Company represents and warrants to the Investors that, except as set forth on the SEC Documents or on the Disclosure Schedule prepared by the Company and attached hereto:

Organization of the Company. The Company is a corporation duly incorporated and existing under the laws of the United States and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not have subsidiaries, and does not own more than 50% of or control any other business entity at this time. The Company is duly qualified to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Authority. (a) The Company has the requisite corporate power and corporate authority to conduct its business as now conducted, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants, and to issue the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (b) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (c) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrants and the Convertible Debentures have been duly executed and delivered by the Company and at each Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Convertible Debentures is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company. The Company shall not seek judicial relief from its obligations hereunder except pursuant to 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of common stock, $.0006 par value, of which 56,747,029 shares were issued and outstanding as of December 31, 2001, and 5,000,000 shares of preferred stock, $.0006 par value, of which 3,000 shares of Non-Voting Series A Convertible Preferred Stock and 100,000 shares of Non-Voting Series B Convertible Preferred Stock were issued and outstanding as of December 31, 2001. Except as set forth on Schedule 3.3, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth on Schedule 3.3, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued pursuant to valid exemptions from registration under the Securities Act and all applicable state “blue sky” laws.

Common Stock. The Company has registered certain shares of its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock on the Principal Market.

SEC Documents. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company’s past practices since the last date of such financial statements.

Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors’ representations in Article III, the sale of the Debentures and the Conversion Shares, the Warrants and Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Certificate of Designations, the Conversion Shares, the Warrants and Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Debentures, the Conversion Shares, the Warrants and Warrant Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Certificate of Designations and the Warrants will (a) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Convertible Debentures, the Warrants or the Conversion Shares and Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (b) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Debentures, the Warrants and the Conversion Shares and Warrant Shares, shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Preferred Stock or the Warrants, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Debentures or the Conversion Shares and the Warrants and Warrant Shares, under the Securities Act.

No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of dividends upon the Debentures, Warrants and the Conversion Shares and Warrant Shares, do not and will not (a) result in a violation of the Company’s Articles of Incorporation or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Convertible Debentures or the Warrants in accordance with the terms hereof (other than any SEC, the Principal Market or state securities filings that may be required to be made by the Company subsequent to each Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

No Material Adverse Change. Except as set forth in Schedule 3.9 or the SEC Documents, since the date of the financial statement contained in the Company’s most recently filed Form 10-QSB or Form 10-KSB, no Material Adverse Effect has occurred or exists with respect to the Company. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels.

No Undisclosed Events or Circumstances. Except as set forth in Schedule 3.10 or the SEC Documents, since the date of the financial statement contained in the Company’s most recently filed Form 10-QSB or Form 10-KSB, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

No Integrated Offering. Except as set forth in the SEC Documents, and other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options or in connection with certain acquisitions or certain consulting agreements, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, the Company has not issued, offered or sold the Convertible Debentures, the Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Convertible Debentures, Warrants or Common Stock, or any securities convertible into a exchangeable or exercisable for the Debentures or Common Stock or any such other securities) within the 6-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Convertible Debentures or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Debentures (and the Conversion Shares) and the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Litigation and Other Proceedings. Except as set forth in SEC Documents or Schedule 3.12, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Convertible Debentures or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (a) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock, or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Insurance.     The Company and each subsidiary maintains property and casualty, general liability, workers’ compensation, environmental hazard, personal injury and other similar types of insurance, as necessary to conduct its business, with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company’s historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Tax Matters.

The Company and each subsidiary has filed all Tax Returns, which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 2001, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

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No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company’s Tax liability. The Company (i) has not executed or entered into a closing agreement pursuant to § 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has not agreed to or is required to make any adjustments pursuant to § 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of § 897(c)(2) of the Internal Revenue Code during the applicable period specified in § 897(c)(1)(A)(ii) of the Internal Revenue Code.

The Company has not made an election under § 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (i) Treas. Reg. § 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity or (iv) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under § 280G of the Internal Revenue Code.

For purposes of this Section 3.16:

“IRS”means the United States Internal Revenue Service.

“Tax” or “Taxes” means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Property.     Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company’s knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company. The Company’s present facilities are adequate for the Company’s reasonably foreseeable needs.

Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted. To the Company’s knowledge, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. No adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (a) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (b) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (c) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (d) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Permits and Licenses. The Company holds all necessary permits and licenses to conduct its business as presently conducted. All of such permits and licenses are in full force and effect and the Company is not in material violation of any thereof.

No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Related Party Transactions. The Company is not a party to any agreement or transaction with any of its officers, directors, greater than 5% shareholders or any affiliate (as defined in SEC Rule 405) of any of said persons that would require disclosure under Item 404 of Regulation S-B that will not be disclosed in the next Form 10-K (or Form 10-KSB), as amended.

Covenants of the Investors

Each Investor, severally and not jointly, covenants with the Company that:

Compliance with Law. The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company’s Common Stock is listed.

Covenants of the Company

Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Reservation of Common Stock. As of the date hereof, the Company shall have authorized and reserved and the Company shall hereafter continue to reserve and keep available at all times, free of preemptive rights, pro-rata among the Investors in proportion to their respective initial purchases of such securities, shares of Common Stock for the purpose of enabling the Company to issue 400% of the Conversion Shares and 100% of the Warrant Shares pursuant to this Agreement, based on the Conversion Price (as defined in the Certificate of Designations) on the date hereof. In the event the number of Shares reserved, as to any Investor, is less than 400% of the Conversion Shares necessary to convert all of such Investor’s Convertible Debentures, based on the then Conversion Price, and Warrant Shares to exercise all of such Investor’s Warrants (the “Trigger Amount”), then the Company shall have seven (7) calendar days from such date to increase the number of shares reserved as to such Investor above the Trigger Amount, unless to do so the Company must authorize additional shares, in which case the Company shall have sixty (60) calendar days from such date to increase the number of shares authorized and reserved as to such Investor above the Trigger Amount. In the event the Company fails to comply with the provisions of this Section 5.2, such Investor may deem such failure a Liquidating Event (as defined in the Certificate of Designations) with respect to any of their outstanding shares underlying the Convertible Debentures.

Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the first Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other legal action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all legal action to continue the listing and trading of its Common Stock on a Principal Market and will use its best efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens de-listing of the Common Stock, within 3 Trading Days of the Company’s receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities.

Legends. The certificates evidencing the Securities shall be free of legends, except as set forth in Article VIII. If the Transfer Agent or the Investor’s broker-dealer requires an opinion of counsel from the Company’s counsel pursuant to the Instructions to Transfer Agent attached hereto to issue new certificates free of a legend to an Investor and Company’s counsel fails to deliver such opinion to the Transfer Agent within 3 Trading Days from receipt by Company’s counsel of such a request from the Transfer Agent or the Investor’s broker-dealer, then the Company will pay such Investor, pro rata on a weekly basis, as liquidated damages for such failure and not as a penalty, 5% per weekof the market value of the Common Stock which would be issuable upon conversion of the Convertible Debenture or exercise of the Warrants upon on any date of determination for each week until the Investor receives certificates free of a legend, notwithstanding the fact that the Company has instructed the Transfer Agent to accept such an opinion from such Investor’s counsel.

Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto or under the Certificate of Designations.

Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or transfer more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions to, another entity (a “Consolidation Event”) without the prior written consent of a majority of the Investors that then hold Convertible Debentures and unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Certificate of Designations.

Issuance of Convertible Debentures and Warrants. The sale of the Convertible Debentures, the Warrants and the issuance of the Conversion Shares upon conversion of the Debentures and Warrant Shares upon the exercise of the Warrants of the Common Stock shall be made in accordance with the provisions and requirements of Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and “blue sky” filings as may be required to be made by the Company in connection with the sale of the Securities to the Investors, and shall provide a copy thereof to the Investors promptly after such filing.

Right of Redemption. The Company shall have the right, upon 10 days written notice, to redeem any outstanding debentures at 125% of face value any dividends that have been declared and are unpaid and/or penalties provided; however, that if the Company chooses to redeem they cannot unless: (x) the Registration Statement is effective and (y) in giving 10 days written notice, the Investors shall have five (5) Trading Days after the notice of redemption to choose to convert the Debentures if they so decide.

Future Financing. The Company agrees that it will not enter into any other sale of its securities or any Capital Shares Equivalents at a discount to the then-current bid price (or a convertible or exchangeable security without a floor price at or above the Set Price (as defined in the Certificate of Designation) or a security that may be reset or adjusted without a floor price at or above the Set Price) until 90 days after the effective date of the Registration Statement. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) pursuant to the exercise of options granted or to be granted under an option, restricted stock or other plan for employees, directors, or consultants of the Company or any of its subsidiaries which plan has been approved by the Company’s Board of Directors, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, (iii) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money, (iv) pursuant to any option, warrant or convertible security existing as of the date hereof, (vi) pursuant to a public offering underwritten by an established investment bank, (vii) pursuant to existing consulting or investment advisory agreements, (viii) pursuant to a stock split, or (x) with the prior written consent of a majority in interest of the Investors.

Pro-Rata Redemption. Upon any redemption of any of the Convertible Debentures, the Company shall offer such redemption pro-rata among all Investors in proportion to their respective initial purchases of such securities pursuant to this Agreement.

Survival; Indemnification

Survival.     The representations, warranties and covenants made by the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive each Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to either Closing Date, unless such party had actual knowledge of such breach or violation prior to such Closing Date.

Indemnity.

The Company hereby agrees to indemnify and hold harmless the Investors, their respective affiliates and their respective counsel, officers, directors, partners and members (collectively, the “Investor Indemnitees”), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

any failure by the Company to perform in any material respect any of its material covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

any action instituted against the Investors, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement.

Each Investor, severally and jointly, hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective counsel, officers, directors, partners and members (collectively, the “Company Indemnitees”), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor’s representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement.

Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 6.2 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section 6.2 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (a) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (b) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (a), (b) or (c) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

        All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys’ fees and expenses) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

Due Diligence Review

Due Diligence Review. Subject to Section 7.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any “blue sky”, Nasdaq or other filing, all SEC Documents and other proposed filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Non-Disclosure of Non-Public Information.

From and after the filing of the Registration Statement, the Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors’ advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

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The Company will promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 7.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

Legends; Transfer Agent Instructions

Legends. Unless otherwise provided below, each certificate representing Registrable Securities and each Convertible Debenture, each Warrant and each share of Common Stock issued pursuant to the Conversion of Convertible Debentures will bear the following legend or equivalent (the “Legend”):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Transfer Agent Instructions. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be. After the Effective Date, in lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Convertible Debentures, the Company shall cause its transfer agent to electronically transmit the Conversion Shares by crediting the account of the Investor’s prime broker with the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program through its Deposit Withdrawal Agent Commission (“DWAC”) system no later than the applicable date of delivery. (Please note that any notice of conversion need to go through the Company, which will confirm the calculation of the number of shares to be issued upon conversion and will send a letter to the transfer agent authorizing the issuance of common stock with a copy of an opinion of counsel. The Company needs to keep track of the conversions and stock issuances)

No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or “stop transfer orders,” “stock transfer restrictions,” or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Article VIII.

Investors’ Compliance. Nothing in this Article shall affect in any way each Investor’s obligations to comply with all applicable securities laws upon resale of the Common Stock.

Rule 144. Subject to the applicable securities laws, the Company acknowledges and agrees that, for the purpose of calculating the holding period of the Shares under Rule 144, the Conversion Shares shall be deemed to have been acquired on the applicable Closing Date.

Choice of Law

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and each of the Investors agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. The non-prevailing party to any dispute hereunder shall pay the expenses of the prevailing party, including reasonable attorneys’ fees, in connection with any such dispute.

Specific Enforcement. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the exhibits hereto were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investors shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The prevailing party in such injunctive action shall be entitled to its reasonable attorneys’ fees in connection with any such specific performance.

Assignment

Assignment.     Neither this Agreement nor any rights of the Company hereunder may be assigned to any other person by the Company without the prior written consent of a majority in interest of the Investors at such time. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Preferred Stock and Warrants purchased or acquired by any Investor hereunder with respect to the Preferred Stock and Warrants held by such person.

Notices

Notices.     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) hand delivered, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:	Transmeridian Exploration, Inc. 397 N. Sam Houston Parkway E. Suite 300 Houston, Texas 77060 Attn: Jim Tucker, V.P. Finance Tel: (281) 999-9091

With copies to: (which shall not constitute notice)	Carter Holmes LLP 4311 Oak Lawn Suite 600 Dallas, Texas 75219 Tel: (214) 765-6000

if to the Investors: with a copy to:	As set forth on the signature pages hereto

(which shall not constitute notice)	Arthur S. Marcus, Esq. Gersten, Savage, Kaplowitz, Wolf & Marcus LLP 101 E. 52nd Street New York, New York 10022 Tel.: (212) 752-9700 Fax: (212) 980-5192

        Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 11.1.

Miscellaneous

Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Entire Agreement. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Certificate of Designations, the Warrants, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Number and Gender. There may be one or more Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as “it” shall apply equally to a natural person.

Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

Replacement of Certificates. Upon (a) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Convertible Debentures or any Conversion Shares or Warrants or any Warrant Shares and (b) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company or as may be required by the Company’s Transfer Agent or (c) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investors as set forth in the Escrow Agreement.

Finder’s and Broker’s Fees. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as set forth in the Escrow Agreement. The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Publicity. The Company agrees that it will not issue any press release or other public announcement, except as required by law, of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than 2 Trading Days from their receipt of such proposed release. No release shall name the Investors or any of their respective affiliates, representatives, members, agents, associates, employees, consultants, companies, subsidiaries, businesses and/or entities or agents without their express consent.

Certain Definitions

“Capital Shares” shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

“Capital Shares Equivalents” shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

“Closings”shall mean the closings of the purchase and sale of the Preferred Stock and Warrants pursuant to Section 1.1.

“Closing Dates” shall mean the dates on which all conditions to the Closings have been satisfied (as defined in Section 1.1(b) hereto) and the Closings shall have occurred.

“Common Stock” shall mean the Company’s common stock, no par value per share.

“Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Convertible Debentures.

“Damages” shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

“Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement in substantially the form of Exhibit C hereto executed and delivered contemporaneously with this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Legend” shall mean the legend set forth in Section 8.1.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designations, the Warrants or the Escrow Agreement in any material respect.

“Outstanding” when used with reference to shares of Common Stock or Capital Shares (collectively the “Shares”), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that “Outstanding” shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall initially mean the OTC Bulletin Board and shall also include the American Stock Exchange, the New York Stock Exchange, NASDAQ National Market or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Purchase Price” shall equal the Stated Value of the Convertible Debentures.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors, on the date hereof in the form annexed hereto as Exhibit C.

“Registration Statement” shall mean a registration statement on Form S-1 or SB-2 (or such other form then available to the Company pursuant to the rules of the SEC and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

“Regulation D” shall have the meaning set forth in the recitals of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, all registration statements filed as of the time in question, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

“Section 4(2)” and “Section 4(6)” shall have the meanings set forth in the recitals of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

“Shares” shall have the meaning set forth in the definition of “Outstanding” herein..

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Warrants” shall mean the warrants issued pursuant to Section 1.2.

“Warrant Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

[PURCHASE AGREEMENT SIGNATURE PAGE] IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of August 5, 2002.

Transmeridian Exploration, Inc.

By:	/s/ Lorrie T. Olivier Lorrie T. Olivier President, CEO and Chairman

INVESTORS The Private Capital Group By: /s/ Craig Hurley Craig Hurley

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